Bank of Hawaii Corporation First Quarter 2017 Financial Results

•    Diluted Earnings Per Share $1.20
•    Net Income $51.2 Million
•    Board of Directors Authorizes Dividend of $0.50 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 24, 2017) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $1.20 for the first quarter of 2017, up from $1.02 in the previous quarter and up from $1.16 in the same quarter last year. Net income for the first quarter of 2017 was $51.2 million, an increase of $7.7 million compared with net income of $43.5 million in the fourth quarter of 2016 and up $1.0 million from net income of $50.2 million in the first quarter of 2016.

Loan and lease balances increased to $9.1 billion at March 31, 2017, up 1.8 percent from December 31, 2016 and 13.0 percent compared with March 31, 2016. Deposit growth remained strong during the quarter, increasing 1.1 percent from December 31, 2016 and 7.3 percent from March 31, 2016.

"Bank of Hawaii Corporation began 2017 with good financial performance in the first quarter," said Peter S. Ho, Chairman, President, and CEO. “Our balance sheet growth remained strong and we maintained our disciplined approach to risk and capital management. During the quarter we sold $12.5 million in Visa Class B shares, our margin expanded to 2.89 percent and our asset quality continued its stable trend.”

The return on average assets for the first quarter of 2017 was 1.26 percent, an increase from 1.07 percent during the previous quarter and down from 1.30 percent in the same quarter last year. The return on average equity for the first quarter of 2017 was 17.63 percent, up from 14.90 percent in the fourth quarter of 2016 and down slightly from 17.88 percent in the first quarter of 2016. The efficiency ratio during the first quarter of 2017 was 53.42 percent, an improvement from 58.33 percent in the previous quarter and 54.88 percent in the same quarter last year.

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Bank of Hawaii Corporation First Quarter 2017 Financial Results     Page 2

Financial Highlights

Net interest income, on a taxable-equivalent basis, for the first quarter of 2017 was $112.9 million, up $2.8 million from net interest income of $110.1 million in the fourth quarter of 2016 and up $6.9 million from net interest income of $106.0 million in the first quarter of 2016. Net interest income in the first quarter of 2016 included interest recoveries of $1.3 million related to one commercial client in Guam. The net interest margin was 2.89 percent for the first quarter of 2017, up 6 basis points compared with the previous quarter and up 3 basis points from the first quarter last year. Analyses of the changes in net interest income are included in Tables 8a and 8b.

Results for the first quarter of 2017 included a provision for credit losses of $4.4 million due to continued growth of loans and leases. Results for the fourth quarter of 2016 included a provision for credit losses of $3.3 million. Results for the first quarter of 2016 included a negative provision for credit losses of $2.0 million largely due to a recovery of loans previously charged off related to the previously mentioned commercial client.

Noninterest income was $55.9 million in the first quarter of 2017, an increase of $9.4 million compared with noninterest income of $46.5 million in the fourth quarter of 2016 and a decrease of $0.3 million compared with noninterest income of $56.2 million in the first quarter of 2016. Noninterest income in the first quarter of 2017 included a gain of $12.5 million resulting from the sale of 90,000 Visa Class B shares. There were no significant items in noninterest income during the fourth quarter of 2016. Noninterest income in the first quarter of 2016 included a gain of $11.4 million resulting from the sale of 100,000 Visa Class B shares and net gains of $1.9 million related to sales of leased assets.  As of March 31, 2017, the Company has 90,914 Visa Class B shares remaining.  Mortgage banking income totaled $3.3 million in the first quarter of 2017 compared with $6.3 million in the previous quarter and $3.2 million in the same quarter last year.

Noninterest expense was $88.6 million in the first quarter of 2017, down $1.0 million from noninterest expense of $89.6 million in the fourth quarter of 2016 and up $1.2 million from noninterest expense of $87.4 million in the same quarter last year. Noninterest expense in the first quarter of 2017 included seasonal payroll expenses of approximately $2.5 million. Noninterest expense in the fourth quarter of 2016 included expenses of $1.3 million in compensation related to the increase in the stock price during the quarter partially offset by a net gain of $1.0 million on the sale of a branch building. Noninterest expense in the first quarter of 2016 included seasonal payroll-related expenses of approximately $2.5 million and an increase of $0.5 million to the provision for unfunded commitments partially offset by a net gain of $1.5 million for the sale of a real estate property in Guam.

The effective tax rate for the first quarter of 2017 was 29.72 percent compared with 28.38 percent in the previous quarter and 32.01 percent during the same quarter last year.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other. Results for the business segments are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Table 13.

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Bank of Hawaii Corporation First Quarter 2017 Financial Results     Page 3

Asset Quality

The Company’s asset quality remained solid during the first quarter of 2017. Total non-performing assets decreased to $19.0 million at March 31, 2017, down from non-performing assets of $19.8 million at December 31, 2016 and $22.0 million at March 31, 2016. As a percentage of total loans and leases, including foreclosed real estate, non-performing assets were 0.21 percent at the end of the first quarter of 2017, down from 0.22 percent at the end of the fourth quarter of 2016 and 0.27 percent at the end of the first quarter last year.

Accruing loans and leases past due 90 days or more were $5.9 million at March 31, 2017, down from $7.1 million at December 31, 2016 and $7.9 million at March 31, 2016. Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $53.0 million at March 31, 2017, up from $52.2 million at December 31, 2016 and $50.7 million at March 31, 2016. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.

Net loans and leases charged off during the first quarter of 2017 were $3.6 million or 0.16 percent annualized of total average loans and leases outstanding. Loan and lease charge-offs of $5.7 million during the quarter were partially offset by recoveries of $2.1 million. Net charge-offs during the fourth quarter of 2016 were $3.0 million or 0.14 percent annualized of total average loans and leases outstanding and were comprised of $5.0 million in charge-offs partially offset by recoveries of $1.9 million. The Company recorded a net recovery of loans and leases previously charged off of $3.8 million during the first quarter of 2016 as charge-offs of $4.9 million were more than offset by recoveries of $8.7 million.

The allowance for loan and lease losses was $105.1 million at March 31, 2017, an increase from $104.3 million at December 31, 2016 and $104.7 million at March 31, 2016. The ratio of the allowance for loan and lease losses to total loans and leases outstanding was 1.15 percent at March 31, 2017 compared with 1.17 percent at December 31, 2016 and 1.30 percent at March 31, 2016. The reserve for unfunded commitments was $6.6 million at March 31, 2017 unchanged from December 31, 2016 and March 31, 2016. Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

Total assets were $16.66 billion at March 31, 2017, up from $16.49 billion at December 31, 2016 and $15.65 billion at March 31, 2016. Average total assets were $16.43 billion during the first quarter of 2017, an increase from average total assets of $16.21 billion during the previous quarter and $15.54 billion during the same quarter last year.

The investment securities portfolio was $6.19 billion at March 31, 2017 compared with $6.02 billion at December 31, 2016 and $6.21 billion at March 31, 2016. The portfolio at March 31, 2017 remains largely comprised of securities issued by U. S. government agencies and includes $3.85 billion in securities held to maturity and $2.34 billion in securities available for sale.

Total loans and leases were $9.11 billion at March 31, 2017, up from $8.95 billion at December 31, 2016 and $8.07 billion at March 31, 2016. Average total loans and leases were $9.02 billion during the first quarter of 2017, up from $8.81 billion during the fourth quarter of 2016 and $7.94 billion during the same quarter last year.

The commercial loan portfolio was $3.63 billion at the end of the first quarter of 2017, up slightly from commercial loans of $3.62 billion at the end of the fourth quarter of 2016 and up 11.5 percent from commercial loans of $3.26 billion at the end of the same quarter last year. The consumer loan portfolio increased to $5.48 billion at the end of the first quarter of 2017, up 2.8 percent from consumer loans of $5.33 billion at the end of the fourth quarter of 2016 and up 14.0 percent from $4.81 billion at the end of the same quarter last year. Loan and lease portfolio balances are summarized in Table 10.

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Bank of Hawaii Corporation First Quarter 2017 Financial Results     Page 4

Total deposits increased to $14.48 billion at March 31, 2017 compared with $14.32 billion at December 31, 2016 and $13.49 billion at March 31, 2016. Average total deposits were $14.22 billion during the first quarter of 2017, up from $14.00 billion during the previous quarter and $13.33 billion during the same quarter last year.

Consumer deposits increased to $7.20 billion at the end of the first quarter of 2017, up 2.8 percent from the previous quarter and up 9.6 percent compared with the first quarter last year. Commercial deposits were $6.05 billion at the end of the first quarter of 2017, down 1.0 percent from the previous quarter and up 6.6 percent compared with the first quarter last year. Other deposits, including public funds, were $1.23 billion at the end of the first quarter, up 1.3 percent from the previous quarter and down 1.1 percent compared with the same quarter last year. Deposit balances are summarized in Tables 7 and 10.

Total shareholders’ equity increased to $1.19 billion at March 31, 2017 compared with $1.16 billion at December 31, 2016 and $1.14 billion at March 31, 2016. The Tier 1 Capital Ratio was 13.41 percent at March 31, 2017 compared with 13.24 percent at December 31, 2016 and 13.85 percent at March 31, 2016. The Tier 1 Leverage Ratio at March 31, 2017 was 7.29 percent compared with 7.21 percent at December 31, 2016 and 7.25 percent at March 31, 2016.

During the first quarter of 2017, the Company repurchased 114.0 thousand shares of common stock at a total cost of $9.6 million under its share repurchase program. The average cost was $84.53 per share repurchased. From the beginning of the share repurchase program initiated during July 2001 through March 31, 2017, the Company has repurchased 53.8 million shares and returned over $2.0 billion to shareholders at an average cost of $37.94 per share. Remaining buyback authority under the share repurchase program was $55.4 million at March 31, 2017. From April 1 through April 21, 2017 the Company repurchased an additional 31.3 thousand shares of common stock at an average cost of $79.97 per share.

The Company’s Board of Directors declared a quarterly cash dividend of $0.50 per share on the Company’s outstanding shares. The dividend will be payable on June 14, 2017 to shareholders of record at the close of business on May 31, 2017.

Hawaii Economy

General economic conditions in Hawaii remained positive during the first quarter of 2017 due to a continuation of the strong tourism market, active construction industry, low unemployment, and robust real estate market. For the first two months of 2017, total visitor arrivals increased 3.3 percent and visitor spending increased 9.0 percent compared to the same period in 2016. The statewide seasonally-adjusted unemployment rate was 2.7 percent in March 2017 compared to 4.5 percent nationally.

For the first quarter of 2017, the volume of single-family home sales on Oahu increased 1.0 percent and the volume of condominium sales on Oahu increased 7.1 percent compared with the same period last year. During the first quarter of 2017, the median sales price of a single-family home on Oahu increased 3.5 percent and the median sales price of a condominium on Oahu increased 2.6 percent compared with the same period last year. As of March 31, 2017, months of inventory of single-family homes and condominiums on Oahu were at 2.7 months. More information on current Hawaii economic trends is presented in Table 15.

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Bank of Hawaii Corporation First Quarter 2017 Financial Results     Page 5

Conference Call Information

The Company will review its first quarter financial results today at 2:00 p.m. Eastern Daylight Time (8:00 a.m. Hawaii Time). The call will be accessible via teleconference and via the investor relations link of Bank of Hawaii Corporation's website, www.boh.com. The toll-free number is 1 (844) 543-5235 in the United States and 1 (703) 318-2209 for international callers. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning approximately 11:00 a.m. Hawaii Time on Monday, April 24, 2017. The replay number is 1 (855) 859-2056 in the United States and 1 (404) 537-3406 from international locations. Enter the pass code 4087401 when prompted. Participants can also dial 1 (800) 585-8367 to access the replay. In addition, a replay will be available on the Company's website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights			Table 1
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2017	2016	2016
For the Period:
Operating Results
Net Interest Income	$109,872	$107,093	$103,024
Provision for Credit Losses	4,400	3,250	(2,000)
Total Noninterest Income	55,916	46,503	56,207
Total Noninterest Expense	88,568	89,589	87,386
Net Income	51,176	43,513	50,210
Basic Earnings Per Share	1.21	1.03	1.17
Diluted Earnings Per Share	1.20	1.02	1.16
Dividends Declared Per Share	0.50	0.48	0.45

Performance Ratios
Return on Average Assets	1.26%	1.07%	1.30%
Return on Average Shareholders' Equity	17.63	14.90	17.88
Efficiency Ratio [1]	53.42	58.33	54.88
Net Interest Margin [2]	2.89	2.83	2.86
Dividend Payout Ratio [3]	41.32	46.60	38.46
Average Shareholders' Equity to Average Assets	7.16	7.17	7.27

Average Balances
Average Loans and Leases	$9,020,351	$8,813,755	$7,940,097
Average Assets	16,434,606	16,212,940	15,537,073
Average Deposits	14,218,886	13,997,318	13,334,550
Average Shareholders' Equity	1,177,326	1,161,967	1,129,561

Per Share of Common Stock
Book Value	$27.92	$27.24	$26.43
Tangible Book Value	27.18	26.50	25.70
Market Value
Closing	82.36	88.69	68.28
High	90.80	89.72	69.37
Low	77.03	71.73	54.55

	March 31,	December 31,	March 31,
	2017	2016	2016
As of Period End:
Balance Sheet Totals
Loans and Leases	$9,113,809	$8,949,785	$8,065,610
Total Assets	16,664,215	16,492,367	15,654,695
Total Deposits	14,476,533	14,320,240	13,488,892
Other Debt	267,921	267,938	220,771
Total Shareholders' Equity	1,193,137	1,161,537	1,138,753

Asset Quality
Non-Performing Assets	$19,003	$19,761	$22,015
Allowance for Loan and Lease Losses	105,064	104,273	104,677
Allowance to Loans and Leases Outstanding	1.15%	1.17%	1.30%

Capital Ratios
Common Equity Tier 1 Capital Ratio	13.41%	13.24%	13.85%
Tier 1 Capital Ratio	13.41	13.24	13.85
Total Capital Ratio	14.66	14.49	15.10
Tier 1 Leverage Ratio	7.29	7.21	7.25
Total Shareholders' Equity to Total Assets	7.16	7.04	7.27
Tangible Common Equity to Tangible Assets [4]	6.98	6.86	7.09
Tangible Common Equity to Risk-Weighted Assets [4]	13.04	12.81	13.62

Non-Financial Data
Full-Time Equivalent Employees	2,115	2,122	2,139
Branches	69	69	70
ATMs	441	449	452

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures				Table 2
		March 31,	December 31,	March 31,
(dollars in thousands)		2017	2016	2016
Total Shareholders' Equity		$1,193,137	$1,161,537	$1,138,753
Less:	Goodwill	31,517	31,517	31,517
Tangible Common Equity		$1,161,620	$1,130,020	$1,107,236

Total Assets		$16,664,215	$16,492,367	$15,654,695
Less:	Goodwill	31,517	31,517	31,517
Tangible Assets		$16,632,698	$16,460,850	$15,623,178

Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements	$8,908,024	$8,823,485	$8,130,093

Total Shareholders' Equity to Total Assets		7.16%	7.04%	7.27%
Tangible Common Equity to Tangible Assets (Non-GAAP)		6.98%	6.86%	7.09%

Tier 1 Capital Ratio		13.41%	13.24%	13.85%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)		13.04%	12.81%	13.62%

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income			Table 3
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2017	2016	2016
Interest Income
Interest and Fees on Loans and Leases	$87,937	$86,532	$80,895
Income on Investment Securities
Available-for-Sale	11,084	10,244	10,814
Held-to-Maturity	19,706	19,213	20,391
Deposits	5	2	4
Funds Sold	890	795	753
Other	230	281	212
Total Interest Income	119,852	117,067	113,069
Interest Expense
Deposits	3,691	3,448	2,886
Securities Sold Under Agreements to Repurchase	5,185	5,406	6,153
Funds Purchased	3	3	3
Other Debt	1,101	1,117	1,003
Total Interest Expense	9,980	9,974	10,045
Net Interest Income	109,872	107,093	103,024
Provision for Credit Losses	4,400	3,250	(2,000)
Net Interest Income After Provision for Credit Losses	105,472	103,843	105,024
Noninterest Income
Trust and Asset Management	11,479	11,232	11,256
Mortgage Banking	3,300	6,256	3,189
Service Charges on Deposit Accounts	8,325	8,537	8,443
Fees, Exchange, and Other Service Charges	13,332	13,731	13,444
Investment Securities Gains (Losses), Net	12,133	(337)	11,180
Annuity and Insurance	1,995	1,457	1,901
Bank-Owned Life Insurance	1,497	1,551	1,548
Other	3,855	4,076	5,246
Total Noninterest Income	55,916	46,503	56,207
Noninterest Expense
Salaries and Benefits	51,602	50,622	50,514
Net Occupancy	8,168	7,581	7,003
Net Equipment	5,501	5,191	5,409
Data Processing	3,410	3,665	3,951
Professional Fees	2,779	2,990	2,639
FDIC Insurance	2,209	2,015	2,352
Other	14,899	17,525	15,518
Total Noninterest Expense	88,568	89,589	87,386
Income Before Provision for Income Taxes	72,820	60,757	73,845
Provision for Income Taxes	21,644	17,244	23,635
Net Income	$51,176	$43,513	$50,210
Basic Earnings Per Share	$1.21	$1.03	$1.17
Diluted Earnings Per Share	$1.20	$1.02	$1.16
Dividends Declared Per Share	$0.50	$0.48	$0.45
Basic Weighted Average Shares	42,406,006	42,386,480	42,920,794
Diluted Weighted Average Shares	42,749,866	42,672,470	43,126,526

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income			Table 4
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2017	2016	2016
Net Income	$51,176	$43,513	$50,210
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	4,894	(18,641)	8,694
Defined Benefit Plans	146	(453)	141
Total Other Comprehensive Income (Loss)	5,040	(19,094)	8,835
Comprehensive Income	$56,216	$24,419	$59,045

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	March 31,	December 31,	March 31,
(dollars in thousands)	2017	2016	2016
Assets
Interest-Bearing Deposits in Other Banks	$3,486	$3,187	$4,453
Funds Sold	620,065	707,343	626,206
Investment Securities
Available-for-Sale	2,341,570	2,186,041	2,293,751
Held-to-Maturity (Fair Value of $3,848,609; $3,827,527; and $3,981,830)	3,848,088	3,832,997	3,911,703
Loans Held for Sale	20,899	62,499	16,854
Loans and Leases	9,113,809	8,949,785	8,065,610
Allowance for Loan and Lease Losses	(105,064)	(104,273)	(104,677)
Net Loans and Leases	9,008,745	8,845,512	7,960,933
Total Earning Assets	15,842,853	15,637,579	14,813,900
Cash and Due from Banks	119,972	169,077	164,012
Premises and Equipment, Net	114,865	113,505	111,086
Accrued Interest Receivable	48,654	46,444	47,504
Foreclosed Real Estate	2,529	1,686	1,728
Mortgage Servicing Rights	24,291	23,663	22,663
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	275,685	274,188	269,723
Other Assets	203,849	194,708	192,562
Total Assets	$16,664,215	$16,492,367	$15,654,695

Liabilities
Deposits
Noninterest-Bearing Demand	$4,593,783	$4,772,727	$4,329,321
Interest-Bearing Demand	2,886,573	2,934,107	2,759,357
Savings	5,596,080	5,395,699	5,172,206
Time	1,400,097	1,217,707	1,228,008
Total Deposits	14,476,533	14,320,240	13,488,892
Funds Purchased	4,616	9,616	7,333
Short-Term Borrowings	—	—	408
Securities Sold Under Agreements to Repurchase	505,292	523,378	586,785
Other Debt	267,921	267,938	220,771
Retirement Benefits Payable	48,436	48,451	47,408
Accrued Interest Payable	6,410	5,334	5,661
Taxes Payable and Deferred Taxes	42,046	21,674	43,134
Other Liabilities	119,824	134,199	115,550
Total Liabilities	15,471,078	15,330,830	14,515,942
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: March 31, 2017 - 57,962,462 / 42,736,032;
December 31, 2016 - 57,856,672 / 42,635,978;
and March 31, 2016 - 57,849,536 / 43,080,503)	576	576	576
Capital Surplus	553,898	551,628	544,267
Accumulated Other Comprehensive Loss	(28,866)	(33,906)	(14,722)
Retained Earnings	1,444,495	1,415,440	1,347,374
Treasury Stock, at Cost (Shares: March 31, 2017 - 15,226,430;
December 31, 2016 - 15,220,694; and March 31, 2016 - 14,769,033)	(776,966)	(772,201)	(738,742)
Total Shareholders' Equity	1,193,137	1,161,537	1,138,753
Total Liabilities and Shareholders' Equity	$16,664,215	$16,492,367	$15,654,695

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
Common Shares		Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2016	42,635,978	$576	$551,628	$(33,906)	$1,415,440	$(772,201)	$1,161,537
Net Income	—	—	—	—	51,176	—	51,176
Other Comprehensive Income	—	—	—	5,040	—	—	5,040
Share-Based Compensation	—	—	1,735	—	—	—	1,735
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	235,803	—	535	—	(702)	6,744	6,577
Common Stock Repurchased	(135,749)	—	—	—	—	(11,509)	(11,509)
Cash Dividends Declared ($0.50 per share)	—	—	—	—	(21,419)	—	(21,419)
Balance as of March 31, 2017	42,736,032	$576	$553,898	$(28,866)	$1,444,495	$(776,966)	$1,193,137

Balance as of December 31, 2015	43,282,153	$575	$542,041	$(23,557)	$1,316,260	$(719,059)	$1,116,260
Net Income	—	—	—	—	50,210	—	50,210
Other Comprehensive Income	—	—	—	8,835	—	—	8,835
Share-Based Compensation	—	—	1,599	—	—	—	1,599
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	141,083	1	627	—	368	1,775	2,771
Common Stock Repurchased	(342,733)	—	—	—	—	(21,458)	(21,458)
Cash Dividends Declared ($0.45 per share)	—	—	—	—	(19,464)	—	(19,464)
Balance as of March 31, 2016	43,080,503	$576	$544,267	$(14,722)	$1,347,374	$(738,742)	$1,138,753

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.3	$—	0.57%	$4.0	$—	0.10%	$4.4	$—	0.41%
Funds Sold	544.1	0.9	0.65	622.8	0.8	0.50	647.7	0.8	0.46
Investment Securities
Available-for-Sale
Taxable	1,625.4	7.5	1.87	1,533.8	6.7	1.76	1,588.5	7.2	1.80
Non-Taxable	660.7	5.4	3.26	668.7	5.4	3.21	715.0	5.6	3.15
Held-to-Maturity
Taxable	3,589.8	18.2	2.03	3,579.1	17.7	1.97	3,679.6	18.8	2.05
Non-Taxable	241.8	2.4	3.89	242.7	2.4	3.89	245.5	2.4	3.91
Total Investment Securities	6,117.7	33.5	2.19	6,024.3	32.2	2.13	6,228.6	34.0	2.19
Loans Held for Sale	30.4	0.3	3.99	39.1	0.3	3.61	12.2	0.1	3.89
Loans and Leases [1]
Commercial and Industrial	1,263.7	10.5	3.38	1,223.6	10.0	3.25	1,127.4	10.8	3.84
Commercial Mortgage	1,881.5	17.5	3.76	1,833.8	17.0	3.68	1,689.2	15.7	3.74
Construction	259.1	2.9	4.54	276.0	3.0	4.36	170.0	2.0	4.63
Commercial Lease Financing	208.7	1.1	2.18	204.0	1.1	2.17	198.9	1.3	2.69
Residential Mortgage	3,201.7	30.9	3.86	3,139.4	30.6	3.90	2,918.5	29.6	4.05
Home Equity	1,367.4	12.0	3.56	1,317.1	11.7	3.54	1,103.5	10.1	3.69
Automobile	461.7	5.8	5.04	446.0	5.8	5.14	388.6	5.0	5.19
Other [2]	376.6	7.3	7.89	373.9	7.3	7.76	344.0	6.5	7.64
Total Loans and Leases	9,020.4	88.0	3.94	8,813.8	86.5	3.91	7,940.1	81.0	4.09
Other	40.1	0.2	2.30	40.1	0.3	2.80	38.4	0.2	2.21
Total Earning Assets [3]	15,756.0	122.9	3.14	15,544.1	120.1	3.08	14,871.4	116.1	3.13
Cash and Due from Banks	132.2			131.5			131.0
Other Assets	546.4			537.3			534.7
Total Assets	$16,434.6			$16,212.9			$15,537.1

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,866.4	0.3	0.04	$2,760.5	0.3	0.04	$2,761.6	0.3	0.04
Savings	5,406.2	1.3	0.09	5,339.5	1.2	0.09	5,137.6	1.1	0.09
Time	1,313.7	2.1	0.65	1,322.7	2.0	0.60	1,208.4	1.5	0.50
Total Interest-Bearing Deposits	9,586.3	3.7	0.16	9,422.7	3.5	0.15	9,107.6	2.9	0.13
Short-Term Borrowings	9.5	—	0.15	9.6	—	0.15	7.8	—	0.14
Securities Sold Under Agreements to Repurchase	512.2	5.2	4.05	533.7	5.4	3.96	602.9	6.2	4.04
Other Debt	267.9	1.1	1.66	267.9	1.1	1.66	232.3	1.0	1.73
Total Interest-Bearing Liabilities	10,375.9	10.0	0.39	10,233.9	10.0	0.38	9,950.6	10.1	0.40
Net Interest Income		$112.9			$110.1			$106.0
Interest Rate Spread			2.75%			2.70%			2.73%
Net Interest Margin			2.89%			2.83%			2.86%
Noninterest-Bearing Demand Deposits	4,632.6			4,574.6			4,227.0
Other Liabilities	248.8			242.4			229.9
Shareholders' Equity	1,177.3			1,162.0			1,129.6
Total Liabilities and Shareholders' Equity	$16,434.6			$16,212.9			$15,537.1

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of of $3,061,000, $3,034,000 and $3,013,000 for the three months ended March 31, 2017, December 31, 2016, and March 31, 2016, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended March 31, 2017
	Compared to December 31, 2016
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.1)	$0.2	$0.1
Investment Securities
Available-for-Sale
Taxable	0.4	0.4	0.8
Non-Taxable	(0.1)	0.1	—
Held-to-Maturity
Taxable	—	0.5	0.5
Total Investment Securities	0.3	1.0	1.3
Loans Held for Sale
Loans and Leases
Commercial and Industrial	0.2	0.3	0.5
Commercial Mortgage	0.3	0.2	0.5
Construction	(0.2)	0.1	(0.1)
Residential Mortgage	0.6	(0.3)	0.3
Home Equity	0.3	—	0.3
Automobile	0.1	(0.1)	—
Total Loans and Leases	1.3	0.2	1.5
Other	—	(0.1)	(0.1)
Total Change in Interest Income	1.5	1.3	2.8

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	0.1	0.1
Time	—	0.1	0.1
Total Interest-Bearing Deposits	—	0.2	0.2
Securities Sold Under Agreements to Repurchase	(0.3)	0.1	(0.2)
Total Change in Interest Expense	(0.3)	0.3	—

Change in Net Interest Income	$1.8	$1.0	$2.8

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended March 31, 2017
	Compared to March 31, 2016
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.1)	$0.2	$0.1
Investment Securities
Available-for-Sale
Taxable	0.1	0.2	0.3
Non-Taxable	(0.4)	0.2	(0.2)
Held-to-Maturity
Taxable	(0.5)	(0.1)	(0.6)
Total Investment Securities	(0.8)	0.3	(0.5)
Loans Held for Sale	0.2	—	0.2
Loans and Leases
Commercial and Industrial	1.1	(1.4)	(0.3)
Commercial Mortgage	1.7	0.1	1.8
Construction	0.9	—	0.9
Commercial Lease Financing	0.1	(0.3)	(0.2)
Residential Mortgage	2.7	(1.4)	1.3
Home Equity	2.3	(0.4)	1.9
Automobile	0.9	(0.1)	0.8
Other [2]	0.6	0.2	0.8
Total Loans and Leases	10.3	(3.3)	7.0
Total Change in Interest Income	9.6	(2.8)	6.8

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	0.1	0.2
Time	0.1	0.5	0.6
Total Interest-Bearing Deposits	0.2	0.6	0.8
Securities Sold Under Agreements to Repurchase	(1.0)	—	(1.0)
Other Debt	0.1	—	0.1
Total Change in Interest Expense	(0.7)	0.6	(0.1)

Change in Net Interest Income	$10.3	$(3.4)	$6.9

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits			Table 9
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2017	2016	2016
Salaries	$29,425	$29,382	$29,141
Incentive Compensation	5,774	5,784	5,965
Share-Based Compensation	2,303	4,126	2,310
Commission Expense	1,836	1,955	1,357
Retirement and Other Benefits	5,041	4,350	4,954
Payroll Taxes	3,944	2,044	3,577
Medical, Dental, and Life Insurance	3,279	2,908	2,892
Separation Expense	—	73	318
Total Salaries and Benefits	$51,602	$50,622	$50,514

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2017	2016	2016	2016	2016
Commercial
Commercial and Industrial	$1,250,006	$1,249,791	$1,217,849	$1,174,879	$1,180,341
Commercial Mortgage	1,909,064	1,889,551	1,807,190	1,712,271	1,687,199
Construction	262,660	270,018	263,079	226,062	192,909
Lease Financing	208,765	208,332	201,436	192,630	195,804
Total Commercial	3,630,495	3,617,692	3,489,554	3,305,842	3,256,253
Consumer
Residential Mortgage	3,224,206	3,163,073	3,098,936	3,032,981	2,929,388
Home Equity	1,411,489	1,334,163	1,295,993	1,213,154	1,131,796
Automobile	468,078	454,333	437,659	417,017	399,825
Other [1]	379,541	380,524	371,955	362,475	348,348
Total Consumer	5,483,314	5,332,093	5,204,543	5,025,627	4,809,357
Total Loans and Leases	$9,113,809	$8,949,785	$8,694,097	$8,331,469	$8,065,610

Deposits
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2017	2016	2016	2016	2016
Consumer	$7,196,781	$6,997,482	$6,781,371	$6,618,164	$6,568,651
Commercial	6,051,721	6,110,189	5,751,184	5,697,490	5,678,987
Public and Other	1,228,031	1,212,569	1,275,810	1,328,153	1,241,254
Total Deposits	$14,476,533	$14,320,240	$13,808,365	$13,643,807	$13,488,892

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2017	2016	2016	2016	2016
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$228	$151	$201	$269	$666
Commercial Mortgage	973	997	1,023	1,194	3,401
Total Commercial	1,201	1,148	1,224	1,463	4,067
Consumer
Residential Mortgage	11,756	13,780	12,735	9,979	13,719
Home Equity	3,517	3,147	2,966	3,110	2,501
Total Consumer	15,273	16,927	15,701	13,089	16,220
Total Non-Accrual Loans and Leases	16,474	18,075	16,925	14,552	20,287
Foreclosed Real Estate	2,529	1,686	1,747	1,728	1,728
Total Non-Performing Assets	$19,003	$19,761	$18,672	$16,280	$22,015

Accruing Loans and Leases Past Due 90 Days or More
Consumer
Residential Mortgage	$2,313	$3,127	$2,583	$5,640	$4,219
Home Equity	1,133	1,457	1,210	1,128	2,096
Automobile	673	894	578	464	524
Other [1]	1,738	1,592	1,273	1,518	1,099
Total Consumer	5,857	7,070	5,644	8,750	7,938
Total Accruing Loans and Leases Past Due 90 Days or More	$5,857	$7,070	$5,644	$8,750	$7,938
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$52,965	$52,208	$52,095	$52,173	$50,707
Total Loans and Leases	$9,113,809	$8,949,785	$8,694,097	$8,331,469	$8,065,610

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.18%	0.20%	0.19%	0.17%	0.25%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.21%	0.22%	0.21%	0.20%	0.27%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.03%	0.03%	0.04%	0.04%	0.12%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.32%	0.35%	0.34%	0.29%	0.37%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.27%	0.30%	0.28%	0.30%	0.37%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$19,761	$18,672	$16,280	$22,015	$28,801
Additions	1,221	2,142	3,730	1,300	4,002
Reductions
Payments	(1,017)	(252)	(501)	(3,401)	(6,012)
Return to Accrual Status	(645)	(653)	(701)	(3,560)	(4,272)
Sales of Foreclosed Real Estate	—	(61)	—	—	(248)
Charge-offs/Write-downs	(317)	(87)	(136)	(74)	(256)
Total Reductions	(1,979)	(1,053)	(1,338)	(7,035)	(10,788)
Balance at End of Quarter	$19,003	$19,761	$18,672	$16,280	$22,015

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses			Table 12
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2017	2016	2016
Balance at Beginning of Period	$110,845	$110,605	$108,952
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(174)	(195)	(257)
Consumer
Residential Mortgage	(183)	(335)	(205)
Home Equity	(363)	(256)	(643)
Automobile	(2,290)	(1,720)	(1,560)
Other [1]	(2,694)	(2,445)	(2,222)
Total Loans and Leases Charged-Off	(5,704)	(4,951)	(4,887)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	336	506	6,867
Commercial Mortgage	—	11	14
Construction	—	—	23
Lease Financing	—	1	1
Consumer
Residential Mortgage	104	154	201
Home Equity	508	323	513
Automobile	620	459	592
Other [1]	527	487	473
Total Recoveries on Loans and Leases Previously Charged-Off	2,095	1,941	8,684
Net Loans and Leases Recovered (Charged-Off)	(3,609)	(3,010)	3,797
Provision for Credit Losses	4,400	3,250	(2,000)
Provision for Unfunded Commitments	—	—	500
Balance at End of Period [2]	$111,636	$110,845	$111,249

Components
Allowance for Loan and Lease Losses	$105,064	$104,273	$104,677
Reserve for Unfunded Commitments	6,572	6,572	6,572
Total Reserve for Credit Losses	$111,636	$110,845	$111,249

Average Loans and Leases Outstanding	$9,020,351	$8,813,755	$7,940,097

Ratio of Net Loans and Leases Charged-Off (Recovered) to
Average Loans and Leases Outstanding (annualized)	0.16%	0.14%	-0.19%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.15%	1.17%	1.30%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended March 31, 2017
Net Interest Income	$65,158	$41,931	$6,650	$(3,867)	$109,872
Provision for Credit Losses	3,801	(188)	(5)	792	4,400
Net Interest Income After Provision for Credit Losses	61,357	42,119	6,655	(4,659)	105,472
Noninterest Income	20,925	5,438	14,549	15,004	55,916
Noninterest Expense	(52,260)	(18,355)	(15,471)	(2,482)	(88,568)
Income Before Provision for Income Taxes	30,022	29,202	5,733	7,863	72,820
Provision for Income Taxes	(10,673)	(10,256)	(2,121)	1,406	(21,644)
Net Income	$19,349	$18,946	$3,612	$9,269	$51,176
Total Assets as of March 31, 2017	$5,438,421	$3,577,524	$288,178	$7,360,092	$16,664,215

Three Months Ended March 31, 2016
Net Interest Income	$58,010	$38,348	$6,452	$214	$103,024
Provision for Credit Losses	2,835	(6,626)	(6)	1,797	(2,000)
Net Interest Income After Provision for Credit Losses	55,175	44,974	6,458	(1,583)	105,024
Noninterest Income	20,807	7,600	14,024	13,776	56,207
Noninterest Expense	(52,741)	(17,268)	(15,427)	(1,950)	(87,386)
Income Before Provision for Income Taxes	23,241	35,306	5,055	10,243	73,845
Provision for Income Taxes	(8,227)	(12,656)	(1,870)	(882)	(23,635)
Net Income	$15,014	$22,650	$3,185	$9,361	$50,210
Total Assets as of March 31, 2016	$4,763,749	$3,196,413	$284,891	$7,409,642	$15,654,695

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2017	2016	2016	2016	2016
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$87,937	$86,532	$83,489	$82,323	$80,895
Income on Investment Securities
Available-for-Sale	11,084	10,244	10,313	10,521	10,814
Held-to-Maturity	19,706	19,213	19,315	20,168	20,391
Deposits	5	2	1	2	4
Funds Sold	890	795	695	618	753
Other	230	281	166	153	212
Total Interest Income	119,852	117,067	113,979	113,785	113,069
Interest Expense
Deposits	3,691	3,448	3,232	3,081	2,886
Securities Sold Under Agreements to Repurchase	5,185	5,406	5,713	6,134	6,153
Funds Purchased	3	3	3	3	3
Other Debt	1,101	1,117	1,119	1,017	1,003
Total Interest Expense	9,980	9,974	10,067	10,235	10,045
Net Interest Income	109,872	107,093	103,912	103,550	103,024
Provision for Credit Losses	4,400	3,250	2,500	1,000	(2,000)
Net Interest Income After Provision for Credit Losses	105,472	103,843	101,412	102,550	105,024
Noninterest Income
Trust and Asset Management	11,479	11,232	11,008	12,707	11,256
Mortgage Banking	3,300	6,256	6,362	4,088	3,189
Service Charges on Deposit Accounts	8,325	8,537	8,524	8,150	8,443
Fees, Exchange, and Other Service Charges	13,332	13,731	14,023	13,978	13,444
Investment Securities Gains (Losses), Net	12,133	(337)	(328)	(312)	11,180
Annuity and Insurance	1,995	1,457	1,653	2,006	1,901
Bank-Owned Life Insurance	1,497	1,551	1,911	1,551	1,548
Other	3,855	4,076	4,961	4,351	5,246
Total Noninterest Income	55,916	46,503	48,114	46,519	56,207
Noninterest Expense
Salaries and Benefits	51,602	50,622	49,725	50,289	50,514
Net Occupancy	8,168	7,581	8,510	7,158	7,003
Net Equipment	5,501	5,191	4,913	5,065	5,409
Data Processing	3,410	3,665	3,620	3,972	3,951
Professional Fees	2,779	2,990	2,396	2,047	2,639
FDIC Insurance	2,209	2,015	2,104	2,144	2,352
Other	14,899	17,525	16,264	15,396	15,518
Total Noninterest Expense	88,568	89,589	87,532	86,071	87,386
Income Before Provision for Income Taxes	72,820	60,757	61,994	62,998	73,845
Provision for Income Taxes	21,644	17,244	18,501	18,753	23,635
Net Income	$51,176	$43,513	$43,493	$44,245	$50,210

Basic Earnings Per Share	$1.21	$1.03	$1.02	$1.04	$1.17
Diluted Earnings Per Share	$1.20	$1.02	$1.02	$1.03	$1.16

Balance Sheet Totals
Loans and Leases	$9,113,809	$8,949,785	$8,694,097	$8,331,469	$8,065,610
Total Assets	16,664,215	16,492,367	16,014,643	15,860,901	15,654,695
Total Deposits	14,476,533	14,320,240	13,808,365	13,643,807	13,488,892
Total Shareholders' Equity	1,193,137	1,161,537	1,163,859	1,157,219	1,138,753

Performance Ratios
Return on Average Assets	1.26%	1.07%	1.09%	1.14%	1.30%
Return on Average Shareholders' Equity	17.63	14.90	14.89	15.56	17.88
Efficiency Ratio [1]	53.42	58.33	57.58	57.35	54.88
Net Interest Margin [2]	2.89	2.83	2.80	2.85	2.86

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Two Months Ended		Year Ended
($ in millions; jobs in thousands)	February 28, 2017		December 31, 2016		December 31, 2015
Hawaii Economic Trends
State General Fund Revenues [1]	$1,115.7	4.9%	$6,215.4	3.6%	$5,998.6	8.4%
General Excise and Use Tax Revenue [1]	$576.1	0.3%	$3,205.7	2.0%	$3,141.5	5.4%
Jobs [2]	675.5		671.7		658.8

				March 31,	December 31,
(spot rates)				2017	2016	2015
Unemployment [3]
Statewide, seasonally adjusted				2.7%	2.9%	3.2%

Oahu				2.4	2.4	2.7
Island of Hawaii				3.1	3.1	3.7
Maui				2.9	2.7	3.1
Kauai				2.8	2.8	3.5

			March 31,	December 31,
(percentage change, except months of inventory)			2017	2016	2015	2014
Housing Trends (Single Family Oahu) [4]
Median Home Price			3.5%	5.0%	3.7%	3.8%
Home Sales Volume (units)			1.0%	6.5%	5.2%	(0.8)%
Months of Inventory			2.7	2.5	2.6	2.6

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]
February 28, 2017				700.4		1.7
January 31, 2017				756.3		4.9
December 31, 2016				828.5		3.6
November 30, 2016				696.9		4.7
October 31, 2016				717.5		4.3
September 30, 2016				666.6		3.0
August 31, 2016				780.7		3.1
July 31, 2016				835.4		2.1
June 30, 2016				800.3		4.2
May 31, 2016				718.9		1.3
April 30, 2016				700.6		3.4
March 31, 2016				786.3		0.8
February 29, 2016				688.8		4.1
January 31, 2016				721.0		6.2
December 31, 2015				799.5		4.4
November 30, 2015				665.9		4.4
October 31, 2015				687.7		4.0
September 30, 2015				647.2		3.9
August 31, 2015				757.5		3.1
July 31, 2015				818.5		5.9
June 30, 2015				767.9		6.0
May 31, 2015				709.7		9.3
April 30, 2015				677.8		2.3
March 31, 2015				780.1		7.0
February 28, 2015				661.7		2.3
January 31, 2015				678.9		(0.6)

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor
[3] Source: Hawaii Department of Labor and Industrial Relations, County jobs data not seasonally adjusted.
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority
Note: Certain prior period seasonally adjusted information has been revised.